THIS IS A CONFIRMING COPY OF THE CURRENT REPORT ON FORM 8-K OF CONAIR CORPORATION (FILE NO. 1-8919) FILED IN PAPER FORM ON MARCH 6, 1995.


                                                           Page 1





             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                        _____________

                           Form 8-K

                       CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report:  March 6, 1995


                      FEBRUARY 20, 1995
              (Date of earliest event reported)



                     CONAIR CORPORATION
   (Exact name of registrant as specified in its charter)



   DELAWARE                     1-8919                          11-1950030
(State or other              (Commission                   (I.R.S. Employer
jurisdiction of              File Number)                  Identification No.)
incorporation)


               150 MILFORD ROAD, EAST WINDSOR, NEW JERSEY       08520
                (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (609) 426-1300


                             N/A
(Former name or former address, if changed since last report.)



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Item 5.  Other Events.
              On February 20, 1995, Conair Corporation (the "Company") completed the acquisition effective February 18, 1995, of all the issued and outstanding capital stock of BaByliss S.A., a French company, pursuant to Stock Purchase Agreements (the "Agreements") with Jean-Pierre Feldblum and Financiere de l'Europe Occidentale S.A. (the "Selling Shareholders"). The purchase price pursuant to a price adjustment provision in the Agreements based upon the 1994 Consolidated Net Income of BaByliss cannot be more than FRF 198 million (approximately 38 million U.S. dollars) nor less than FRF 178 million (approximately 34 million U.S. dollars). The amount of the purchase price was determined in arm's-length negotiations between the Company and the Selling Shareholders. The Company financed the purchase price by amending its existing loan agreement with its banks.

Item 7.       Financial Statements, Pro Forma Financial
              Information and Exhibits.

       Exhibits
              1.     English translation of original French
language Stock Purchase Agreement dated January 22, 1995, between the Company and Jean-Pierre Feldblum.
              2.     English translation of original French
language Stock Purchase Agreement dated January 22, 1995, between the Company and Financiere de l'Europe Occidentale.

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              3.     English translation from original French
language February 18, 1995 amendment to Stock Purchase
Agreement between the Company and Financiere de l'Europe Occidentale, dated January 22, 1995.
              4. Amended and Restated Credit Agreement by and among the Company, Continental Conair Ltd., the Company's wholly-owned Hong Kong subsidiary and the banks' signators thereto dated October 1, 1994.
              5. First Amendment to the Amended and Restated Credit Agreement dated February 17, 1995.
              Signature pursuant to the requirements of the Securities and Exchange Act of 1934, Conair Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       CONAIR CORPORATION



                            BY:  /s/ Patrick P. Yannotta
                               -----------------------------------------
                               PATRICK P. YANNOTTA, Senior Vice President




DATED:  MARCH 6, 1995